Exhibit 4.1

Number:

Shares

CUSIP NO.: 00438G 20 5

9.75% Series A Perpetual Cumulative Preferred Shares

(par value $1.00 per share)

(liquidation preference $25.00 per share)

of

Accredited Mortgage Loan REIT Trust

FACE OF SECURITY

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE DECLARATION OF TRUST REFERRED TO BELOW.

The preferred shares evidenced by this certificate are subject to restrictions on transfer for the purpose of the Trust’s maintenance of its status as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as provided in the Declaration of Trust (as defined below), no Person may (i) Beneficially Own Shares in excess of 9.8% of the value of all outstanding Shares, (ii) Beneficially Own Shares that would result in the Shares being Beneficially Owned by fewer than 100 Persons (determined without reference to any rules of attribution), (iii) Beneficially Own Shares that would result in the Trust being “closely held” under Section 856(h) of the Code or otherwise cause the Trust to fail to qualify as a REIT, or (iv) Constructively Own Shares that would cause the Trust to Constructively Own 10% or more of the ownership interests in a tenant of the Trust’s real property, within the meaning of Section 856(d)(2)(B) of the Code. Any Person who attempts to Beneficially or Constructively Own Shares in excess of the above limitations must immediately notify the Trust in writing. If any restrictions above are violated, the Shares evidenced hereby will be transferred automatically to a Share Trust and shall be designated Shares-in-Trust for the benefit of one or more charitable beneficiaries. In addition, upon the occurrence of certain events, attempted transfers in violation of the restrictions described above may be void ab initio. A copy of the Declaration of Trust, including the restrictions on transfer, will be sent without charge to each Shareholder who so requests. Such request must be made to the Secretary of the Trust at its principal office or to the Transfer Agent.

The Trust will furnish to any shareholder, on request and without charge, a full statement of the information required by Section 8-203(d) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of beneficial interest which the Trust has authority to issue and, if the Trust is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Trustees to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Trust’s Declaration of Trust, as amended and restated, and as supplemented by the Articles Supplementary relating to the preferred shares evidenced hereby, as the same may be further amended and supplemented from time to time.

Accredited Mortgage Loan REIT Trust, a Maryland real estate investment trust (the “Trust”), hereby certifies that (the “Holder”) is the registered owner of fully paid and non-assessable preferred shares of the Trust designated the 9.75% Series A Perpetual Cumulative Preferred Shares, par value $1.00 per share and liquidation preference $25.00 per share (the “Series A Preferred Shares”). The Series A Preferred Shares are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the preferred shares evidenced hereby are issued and shall in all respects be subject to the provisions of the Declaration of Trust and Amended and Restated Bylaws of the Trust. Capitalized terms used but not defined herein shall have the respective meanings given to them in the Declaration of Trust.

This Certificate and the Series A Preferred Shares evidenced hereby are issued and shall be held subject to all of the provisions of the Declaration of Trust and Bylaws of the Trust and any amendments thereto.

Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, the Holder of the preferred shares evidenced hereby shall not be entitled to any benefit under the Declaration of Trust and this certificate shall not be valid or obligatory for any purpose.

IN WITNESS WHEREOF, Accredited Mortgage Loan REIT Trust has executed this certificate as of the date set forth below.

ACCREDITED MORTGAGE LOAN REIT TRUST

By:

Name:

Title:

Dated:

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION

This is one of the certificates evidencing Series A Preferred Shares referred to in the within mentioned Articles Supplementary.

By:

Name:

Title:

Dated:

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the Series A Preferred Shares evidenced hereby to:

__________________________________________________________________________________

_______________

__________________________________________________________________________________

_______________

(Insert assignee’s social security or tax identification number)

__________________________________________________________________________________

_______________

(Insert address and zip code of assignee)

__________________________________________________________________________________

_______________

__________________________________________________________________________________

_______________

and irrevocably appoints:

___________________________________________________________________________________

as agent to transfer the Preferred Shares evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Preferred Shares Certificate)

Signature Guarantee:                                 1

1.	Signature must be guaranteed by an “eligible guarantor institution” (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Registrar, which requirements include

SCHEDULE OF EXCHANGES FOR GLOBAL SECURITY

The initial number of Series A Preferred Shares evidenced by this Global Preferred Share shall be             . The following exchanges of a part of this Global Preferred Share have been made:

Date of Exchange	Amount of increase in the number of shares evidenced by this Global Preferred Share	Number of shares evidenced by this Global Preferred Share following such increase or decrease	Signature of authorized officer of Registrar

GUARANTEE

For value received, Accredited Home Lenders Holding Co., a Delaware corporation (the “Guarantor”) hereby fully and unconditionally guarantees to each Holder the due and punctual payment of the Guarantee Payments, as and to the extent applicable (without duplication of amounts theretofore paid by Accredited Mortgage Loan REIT Trust, a Maryland real estate investment trust (“the Issuer”)), when and as the same shall become due and payable, according to the terms of the 9.75% Series A Perpetual Cumulative Preferred Shares, par value $1.00 per share and liquidation preference $25.00 per share (the “Series A Preferred Shares”) as set forth in the Issuer’s Declaration of Trust, as amended and restated and as supplemented by the Articles Supplementary relating to the Series A Preferred Shares, as amended and supplemented from time to time, regardless of any defense, right of set-off or counterclaim which the Issuer or the Guarantor may have or assert. In case of the failure of the Issuer or any successor thereto punctually to pay any such Guarantee Payments, as and to the extent applicable, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, as if such payment were made by the Issuer. The Guarantor’s obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to or for the benefit of the Holders or by payment by the Issuer of such amounts to or for the benefit of the Holders. All terms used in this Guarantee that are defined in the Preferred Shares Guarantee Agreement to which this Guarantee relates shall have the meanings assigned to them in such Preferred Shares Guarantee Agreement, dated as of October 6, 2004, from the Guarantor to the Holders of the Series A Preferred Shares.

The Guarantor hereby waives notice of acceptance of the Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

The Guarantor hereby agrees that its obligations under the Guarantee Agreement shall be as if it were a principal obligor and not merely a surety and shall be full and unconditional, irrespective of the validity, regularity or enforceability of any provision of the Series A Preferred Shares, the absence of any action to enforce the same, any waiver or consent by the Holder of any Series A Preferred Shares with respect to any terms thereof, the recovery of any judgment against the Issuer or any action to enforce the same, or any circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Series A Preferred Shares and that the Guarantor shall be liable as a principal obligor hereunder to make Guarantee Payments pursuant to the terms of the Guarantee Agreement notwithstanding the occurrence of any event referred to in Section 2.03 of the Guarantee Agreement.

Any Holder of Series A Preferred Shares may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee Agreement, without first instituting a legal proceeding against the Issuer or any other Person.

The Guarantee Agreement creates a guarantee of payment and not merely of collection. The Guarantee Agreement will not be discharged except (i) by payment of the Dividend

Payments, the Redemption Price or the Liquidation Distribution, if and as applicable, in full by the Issuer, (ii) by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer) by the Guarantor or (iii) upon termination of the Guarantee Agreement pursuant to Section 5.01 thereof.

The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid by the Guarantor to the Holders by the Guarantor under the Guarantee Agreement; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under the Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under the Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the applicable Holders and to pay over such amount to or for the applicable Holders.

If any Holder of Series A Preferred Shares is required by any court or otherwise to return to the Issuer or the Guarantor, or any custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official acting in relation to the Issuer or the Guarantor, any amount paid to such Holder in respect of such Guarantee Payments, the Guarantee issued under the Guarantee Agreement, to the extent theretofore discharged, shall be reinstated in full force and effect.

This Guarantee shall not be valid or obligatory for any purpose unless and until the Series A Preferred Shares to which this Guarantee relates are duly authorized, issued and outstanding.

Reference is made to the Preferred Shares Guarantee Agreement for further provisions with respect to this Guarantee.

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THE GUARANTEE AGREEMENT AND THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREUNDER, THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION.

Accredited Home Lenders Holding Co. as Guarantor

By:
Name: Title:

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